UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013 (May 21, 2013)

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase. On May 21, 2013, Guided Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) for the purchase by the Purchasers of an aggregate of 2,527 of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), at a purchase price of $1,000 per share, subject to the terms and conditions in the Purchase Agreement. In addition, the Purchasers will receive, on a pro rata basis, warrants (the “Warrants”) exercisable to purchase an aggregate of 3,716,177 shares of Company’s common stock, par value $.001 per share (the “Common Stock”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Private Placement”.

The Preferred Stock has the terms set forth in the Certificate of Designations, Preferences and Rights designating the Preferred Stock (the “Preferred Stock Designation”), which was filed with the Secretary of State of the State of Delaware on May 22, 2013 and a copy of which is filed as Exhibit 3.01 to this report. Pursuant to the Preferred Stock Designation, shares of Preferred Stock will be convertible into Common Stock by their holder at any time, and will be mandatorily convertible upon the achievement of certain conditions, including the receipt of certain approvals from the U.S. Food and Drug Administration and the achievement by the Company of specified average trading prices and volumes for the Common Stock. The initial Conversion Price is $0.68 per share, such that each share of Preferred Stock would convert into 1,471 shares of Common Stock, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions, as set forth in the Preferred Stock Designation. Holders of the Preferred Stock will be entitled to quarterly dividends at an annual rate of 5.0% for the quarter ended December 31, 2013 and at an annual rate of 10% thereafter, in each case, payable in cash or, subject to certain conditions, Common Stock. Each share of Preferred Stock will be entitled to a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is convertible. As long as shares of the Preferred Stock are outstanding, and until the receipt of certain approvals from the U.S. Food and Drug Administration and the achievement by the Company of specified average trading prices and volumes for the Common Stock, the Company may not incur indebtedness for borrowed money secured by the Company’s intellectual property or in excess of $2.0 million without the prior consent of the holders of two-thirds of the outstanding shares of Preferred Stock. The Company may redeem the Preferred Stock after the second anniversary of issuance, subject to certain conditions. Upon the Company’s liquidation or sale to or merger with another corporation, each share of Preferred Stock will be entitled to a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends. The terms of the Preferred Stock set forth in the Preferred Stock Designation were approved by unanimous written consent of the Company’s Board of Directors.

The Warrants to be issued to the Purchasers will be split evenly into two tranches. The Warrants will be exercisable at any time for the purchase of up to that number of shares of Common Stock equal to 100% of the number of shares of Common Stock initially issuable upon conversion of the Preferred Shares, at an exercise price of $1.08 per share, subject to certain customary adjustments contained in the respective Warrants. The Warrants will have a five-year term for exercise. One tranche of Warrants will be subject to a mandatory exercise provision that allows the Company to require exercise upon the achievement of certain conditions, including the receipt of certain approvals from the U.S. Food and Drug Administration and the achievement by the Company of specified average trading prices and volumes for the Common Stock, which Warrants, if not timely exercised when so required, will then expire. The Warrants will have a five year term. The forms of the Warrants are attached as Exhibits 10.2 and 10.3.

The closing of the Private Placement is expected to be on or about May 24, 2013.

The foregoing descriptions of the Purchase Agreement, the Preferred Stock Designation, and the two forms of Warrant do not purport to be complete, and are qualified in their entirety by reference to each such document, which are filed as Exhibits 10.1, 3.1, 10.2, and 10.3, respectively, hereto, and are incorporated herein by reference.

Registration Rights. Also on May 21, 2013 and in connection with the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company is obligated to file a registration statement covering the resale of (i) the shares of Common Stock issuable upon the conversion of the Preferred Stock, including any shares of Common Stock paid as dividends on the Preferred Stock pursuant to the terms thereof (collectively, the “Conversion Shares”) and (ii) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and with the Conversion Shares, the “Registrable Securities”) within 45 days following the closing of the Private Placement.

Under the Registration Rights Agreement, the registration statement must generally be declared effective by 75 days following the closing of the Purchase Agreement or, in the event the registration statement is subjected to a full review by the Securities Exchange Commission, 120 days after the closing of the Purchase Agreement. The Company is obligated to use its commercially reasonable efforts to keep the registration statement continuously effective until the second year after the date on which the registration statement is declared effective or such earlier date when all Registrable Securities cease to be Registrable Securities as determined by counsel to the Company.

The foregoing description of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.4 hereto, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the Purchase Agreement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of the securities pursuant to the Purchase Agreement has been conducted as a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 22, 2013, the Company filed the Preferred Stock Designation with the Secretary of State of the State of Delaware as an amendment to the Company’s Certificate of Incorporation establishing the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions applicable to the Preferred Stock. The Company authorized the issuance of up to 3,000 shares of Preferred Stock in the Preferred Stock Designation. The description of the Preferred Stock Designation and the Preferred Stock set forth under Item 1.01 is incorporated by reference into this Item 5.03. The Preferred Stock Designation became effective upon filing.

The foregoing description of the Preferred Stock Designation does not purport to be complete, and is qualified in its entirety by reference to the Preferred Stock Designation, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
10.1	Securities Purchase Agreement, by and among Guided Therapeutics, Inc. and the Purchasers named therein, dated May 21, 2013
10.2	Form of Warrant (Tranche A)
10.3	Form of Warrant (Tranche B)
10.4	Registration Rights Agreement, by and among Guided Therapeutics, Inc. and the Purchasers named therein, dated May 21, 2013
99.1	Press Release, dated May 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Mark L. Faupel, Ph.D.
By: Mark L. Faupel, Ph.D.
President and Chief Executive Officer
Date: May 22, 2013

EXHIBIT INDEX

Number	Exhibit
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
10.1	Securities Purchase Agreement, by and among Guided Therapeutics, Inc. and the Purchasers named therein, dated May 21, 2013
10.2	Form of Warrant (Tranche A)
10.3	Form of Warrant (Tranche B)
10.4	Registration Rights Agreement, by and among Guided Therapeutics, Inc. and the Purchasers named therein, dated May 21, 2013
99.1	Press Release, dated May 22, 2013.